UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 19, 2014

Advanced Cannabis Solutions, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Northpark Drive, Suite 102, Colorado Springs, CO
(Address of principal executive offices, including zip code)

(719) 590-1414
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On August 15, 2014, after consulting with the Company’s internal accounting staff and with Cutler & Co. LLC the Company’s Independent Registered Public Accountant of record for the year ended December 31, 2104 and the first quarter March 31, 2014 management concluded that the Company’s incorrectly accounted for its convertible debt issued during the year ended December 31, 2013.  The Company incorrectly did not identify the convertible debt as conventional convertible and incorrectly bifurcated and valued the embedded conversion features within the convertible debt. As a result of this review, the Company has determined that the convertible debt discounts  previously recorded as beneficial convertible features were improper. The Company has determined that the accounting for the convertible debt on the balance sheets included in the Company’s previously filed Annual Report on Form 10-K for the year ended December 31, 2013 (the “Annual Report”) and the Quarterly Report on Form 10-Q for the period ended March 31, 2014 (the “Quarterly Report”). Should have been identified as conventional debt resulting in the conventional convertible debt to be account for debt in its entirety in accordance to FASB ASC Topic 470.discounts

In addition, during the second quarter review process, the Company determined that the Company incorrectly accounted for the warrants granted to Full Circle. The Company originally accounted for the warrants as equity. However, upon review of the instrument during the second quarter review process, the Company determined the Warrant should have been accounted for as a derivative as the Warrant has various anti-dilution and price protection clauses. As a result, the account for the warrant in the Quarterly report on Form 10-Q for the first quarter March 32, 2014 was incorrect.

As a result of these improper accounting treatments, the financial statements in the Annual Report for the year ended December 31, 2013and the March 31, 2014 Quarterly Report should no longer be relied upon.

The Company has also discussed this with its current Independent Registered Public Accounting Firm Hartley Moore Accountancy Corporation.

Specifically, the change in treatment of the warrants and the convertible debt will result in a change to the equity and liability portions of the balance sheet and could result in a gain or loss on the fair market carrying value of the warrants and debt instruments, which could impact net income and earnings (loss) per share on the statement of operations.  Such reclassifications, however, will not impact cash balances.

As a result of the above, as soon as practicable, the Company will file with the Securities and Exchange Commission amendments to its Annual Report and Quarterly Report.  The Company expects to file its 10-Q for the quarter ended June 30, 2014 as soon as practicable as well.  Management is considering, and will continue to evaluate, the effect of the facts leading to the error on the Company’s prior conclusions of the adequacy of its internal control over financial reporting and disclosure controls and procedures.  A final conclusion with respect to the effectiveness of the Company’s internal controls over financial reporting and disclosure controls and procedures has not been made.  The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with future filings.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions.  This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K.  Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects”, “should,” “will,” and similar words or phrases.  These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K.  Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Advanced Cannabis Solutions, Inc.

Dated: August 19, 2014	By:	/s/ Robert Frichtel
Name: Robert Frichtel
Title: President and CEO